SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

     Filed by the Registrant [x]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement
     [ ] Confidential,  for  Use of  the  Commission Only (as  permitted by Rule
         14a-6(e)(2)
     [x] Definitive  Proxy  Statement
     [ ] Definitive   Additional  Materials
     [ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                 QC OPTICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):
     [x]No fee required.
     [ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)       Title of each class of securities to which transaction applies:

                 -----------------------------------------------

        2)       Aggregate number of securities to which transaction applies:

                 -----------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                 -----------------------------------------------

        4)       Proposed maximum aggregate value of transaction:

                 -----------------------------------------------

        5)       Total fee paid:

                 -----------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if  any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

                  1) Amount previously paid:

                  2) Form, Schedule or Registration Statement No:

                  3) Filing party:

                  4) Date Filed:

                                 QC OPTICS, INC.
                                 46 JONSPIN ROAD
                         WILMINGTON, MASSACHUSETTS 01887



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of QC OPTICS, INC. (the "Company"), a Delaware corporation, will be held on Thursday, June 10, 1999, at 10:00 a.m. at the Holiday Inn Tewksbury/Andover, Four Highwood Drive, Tewksbury, Massachusetts 01876 for the following purposes:

  1.    To elect one (1) member of the Board of Directors for a three year term;

  2.    To  ratify  and  confirm  the  selection  of  Arthur   Andersen  LLP  as
        independent auditors for the Company for the fiscal year ending December 31, 1999; and

  3. To consider and act upon any matters incidental to the foregoing and any other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on April 20, 1999, as the record date for the determination of stockholders entitled to notice of and vote at the Annual Meeting and any adjournment or adjournments thereof.

                                             By Order of the Board of Directors


                                             Marguerite J. Hill
                                             Secretary
Wilmington, Massachusetts
April 26, 1999

--------------------------------------------------------------------------------
                                    IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, WE URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE THE COMPANY THE EXPENSES AND EXTRA WORK OF ADDITIONAL SOLICITATION. AN ADDRESSED ENVELOPE FOR WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR STOCK AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.
--------------------------------------------------------------------------------

                                 QC OPTICS, INC.
                                 46 JONSPIN ROAD
                         WILMINGTON, MASSACHUSETTS 01887



                                 PROXY STATEMENT


                                 April 26, 1999

         The enclosed proxy is solicited by the Board of Directors of QC Optics, Inc. (the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, June 10, 1999 at 10:00 a.m. at the Holiday Inn Tewksbury/Andover, Four Highwood Drive, Tewksbury, Massachusetts 01876 and at any adjournment or adjournments thereof.

         Stockholders of record at the close of business on April 20, 1999 will be entitled to vote at the Annual Meeting or any adjournment thereof. On that date, 3,242,500 shares of Common Stock, $.01 par value per share, of the Company (the "Common Stock") were issued and outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Annual Meeting. There are no other voting securities of the Company.

         The presence of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, either in person or represented by a properly executed proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

         The election of directors will be determined by a plurality vote. The other proposal to be voted upon by the stockholders of the Company requires the vote of a majority of the Common Stock present and voting at the Annual Meeting for passage. Votes withheld from any nominee, abstentions and broker non-votes (which result when a broker holding shares for a beneficial holder has not received timely voting instructions on certain matters from such beneficial holder and the broker does not have discretionary voting power on such matters) are counted as present or represented for purposes of determining the presence or absence of a quorum at the Annual Meeting. Abstentions and broker non-votes have no effect on whether a proposal has been approved.

         THE DIRECTORS, NOMINATED DIRECTOR AND OFFICERS OF THE COMPANY AS A GROUP OWN OR MAY BE DEEMED TO CONTROL APPROXIMATELY 41.6% OF THE OUTSTANDING SHARES OF COMMON STOCK. EACH OF THE DIRECTORS, THE NOMINATED DIRECTOR AND OFFICERS, HAS INDICATED HIS INTENT TO VOTE ALL SHARES OF COMMON STOCK OWNED OR CONTROLLED BY HIM IN FAVOR OF EACH ITEM SET FORTH HEREIN.

         Stockholders may vote in person or by proxy. Where the stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the nominee for director named herein, and FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. The proxy may be revoked at any time before it is exercised by written notice to the Secretary prior to the Annual Meeting, or by giving to the Secretary a duly executed proxy bearing a later date than the proxy being revoked at any time before such proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed proxies received in time for the Annual Meeting will be voted as specified therein.

         The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be taken, such shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies. The Board of Directors knows of no matter to be acted upon at the Annual Meeting that would give rise to appraisal rights for dissenting stockholders.

         An annual report containing audited financial statements for the years ended December 31, 1998 ("Fiscal 1998") and December 31, 1997 ("Fiscal 1997") is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about April 26, 1999.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation and Bylaws, as amended, provide that the members of the Board of Directors (the "Board") shall be classified as nearly as possible into three classes, each with as nearly as possible one-third of the members of the Board. A classified board is designed to assure continuity and stability in the Board's leadership and policies. Eric
T. Chase is classified as a Class I director and is being nominated at this Annual Meeting to serve as a director until the 2002 Annual Meeting; Allan Berman is classified as a Class II director and shall serve until the 2001 Annual Meeting; and John M. Tarrh is classified as a Class III director and shall serve until the 2000 Annual Meeting.

         The successors to the class of directors whose terms expire at an Annual Meeting would be elected for a term of office to expire at the third succeeding Annual Meeting after their election and until their successors have been duly elected by the stockholders. Directors chosen to fill vacancies on a classified board shall hold office until the next election of the class for which directors shall have been chosen, and until their successors are duly elected by the stockholders. Officers are elected by, and serve at the discretion of, the Board of Directors. No director, executive officer, or significant employee is related by blood, marriage or adoption to any other director, executive officer, or significant employee.

         Shares represented by all proxies received by the Board of Directors and not so marked so as to withhold authority to vote for an individual director, will be voted (unless such nominee is unable or unwilling to serve) FOR the election of the nominee named herein. The Board of Directors knows of no reason why such nominee should be unwilling to serve, but if such should be the case, proxies will be voted for the election of another nominee designated by the Board of Directors to fill any such vacancy or for fixing the number of directors at a lesser number.

         A plurality of the shares voted affirmatively or negatively at the Annual Meeting is required to elect the nominee as a director.

         THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MR. ERIC T. CHASE AS A DIRECTOR, TO SERVE A THREE YEAR TERM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

         The following table sets forth the year the nominee director and the directors of the Company were first elected as a director and the age, positions and offices currently held by each director:

                                        Year
                                    First Became
Name                       Age        Director             Position
----                       ---     -------------           --------

Eric T. Chase*             40          1986          Chief Executive Officer
                                                     President, Chairman of the
                                                     Board and Founder

Allan Berman               68          1997          Director

John M. Tarrh              51          1996          Director

----------------

*Nominee for election at this Annual Meeting.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors met four times during Fiscal 1998. All of the Company's directors attended all of the meetings of the Board of Directors in Fiscal 1998 during the period for which they were directors.

         The Board of Directors established both an Audit Committee and Compensation Committee on June 18, 1996. Messrs. Berman and Tarrh serve as members of the Audit Committee. The Audit Committee is concerned primarily with recommending the selection of, and reviewing the effectiveness of, the Company's independent auditors and reviewing the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls. The Audit Committee reviews any transactions which involve a potential conflict of interest and the scope of independent audit coverages, the fees charged by the independent auditors, and internal control systems. The Audit Committee met once in Fiscal 1998.

         Messrs. Berman and Tarrh also serve as members of the Compensation Committee. The Compensation Committee is responsible for setting and administering the policies which govern annual compensation for the Company's executives. The Compensation Committee negotiates and proposes to the Board of Directors compensation arrangements for officers, other key employees, certain consultants and directors of the Company. Following review and approval by the Compensation Committee of the compensation policies, all issues pertaining to executive compensation are submitted to the Board of Directors for approval. The Compensation Committee met once in Fiscal 1998.

         The Company does not have a standing nominating committee or a committee performing similar functions.


BACKGROUND

         The following is a brief summary of the background of the nominee director and the existing directors of the Company:

         ERIC T. CHASE, CHIEF EXECUTIVE OFFICER, PRESIDENT, CHAIRMAN OF THE BOARD AND FOUNDER. Mr. Chase co-founded the Company in July 1986 and served as its Vice President of Sales and Marketing until May 1990 when he was elected President of the Company. In June 1996, Mr. Chase was also elected the Chief
Executive Officer and Chairman of the Board. He was formerly with GCA Corporation, a semiconductor equipment manufacturer, in the position of Staff Scientist and Technical Marketing Specialist. Mr. Chase has authored a variety of articles related to inspection equipment. Mr. Chase graduated from the University of California, Irvine with a Bachelor of Science degree in Physics and a Bachelor of Arts degree in Economics.

         ALLAN BERMAN, DIRECTOR. Mr. Berman has served as a director of the Company since June 1997. Since March 1972, Mr. Berman has served as President of Imtec Acculine, Inc. ("Imtec"), a closely-held California company specializing in semi-conductor wafer-fabrication equipment and materials. Prior to organizing Imtec, Mr. Berman held positions as President and Director of Castle & Cooke Computer Systems, Inc., a national data processing service bureau, and General Manager of the Semiconductor Materials Division of Apogee Chemical, Inc., which division is a supplier of silicone source materials for the semiconductor industry. Mr. Berman also served as a consultant to the major military services in the areas of operations research and systems analysis. Mr. Berman received his Bachelor of Arts and Bachelor of Science degrees at New York University and completed his basic MBA course work at the University of California, Los Angeles.

         JOHN M. TARRH, DIRECTOR. Mr. Tarrh has served as a director of the Company since May 1996. Since January 1987, Mr. Tarrh has been the Senior Vice President, Chief Financial Officer and a director of Applied Science and Technology, Inc., a publicly held corporation he co-founded that manufactures power sources and reactive gas sources used in semiconductor manufacturing and medical applications. Prior to January 1987, Mr. Tarrh was the Manager of the Mirror Confinement Division for the Plasma Fusion Center of Massachusetts Institute of Technology ("MIT") where he was responsible for financial management, project management and administration. Mr. Tarrh earned his Master of Science degree in Electrical Engineering from MIT and his Bachelor of Science degree in Electrical Engineering from Virginia Polytechnical Institute and State University.


EXECUTIVE OFFICERS

         The executive officers of the Company, their ages and positions held in the Company are as follows:

Name                          Age                           Position
----                          ---                           --------
Eric T. Chase                 40             President, Chief Executive Officer and
                                             Chairman    of the Board of Directors

Abdu Boudour                  45             Senior Vice President of Customer Operations

Richard C. Allard             53             Vice President of Finance and Treasurer

Jay L. Orsmby                 59             Vice President of Technology

Albert E. Tobey               62             Vice President of Operations and Assistant Secretary


The following is a brief summary of the background of each executive officer of the Company, other than Mr. Chase, whose background is described above.

         ABDU BOUDOUR, SENIOR VICE PRESIDENT OF CUSTOMER OPERATIONS. Mr. Boudour has held various positions at the Company, including Senior Physicist in the Engineering Department from April 1987 to February 1994, where he was responsible for design and development of the Company's equipment, and Far East Marketing Manager for which he was based in Japan from February 1994 to April 1995. In July 1995, Mr. Boudour advanced to Director of Engineering and in June 1996, he was elected Vice President of Engineering. In January 1998, Mr. Boudour was elected Senior Vice President of Customer Operations. Prior to joining the Company in April 1987, Mr. Boudour was with PTR Optics, an optical component manufacturer. He earned his Bachelor of Science degree from the University of Oran, Algeria and has a Master of Science degree in Physics from Northeastern University.

         RICHARD C. ALLARD, VICE PRESIDENT OF FINANCE AND TREASURER. Mr. Allard has been the Company's Vice President of Finance since July 1998. He was elected Treasurer in October 1998. Prior to joining the Company, Mr. Allard was the Executive Vice President and Chief Financial Officer as well as a director of Semicon, Inc., a discrete semiconductor manufacturer. Mr. Allard had been employed by Semicon for seventeen years. Mr. Allard is a CPA in Massachusetts and Connecticut. He received a Bachelor of Science degree in Business Administration from Boston University.

         JAY L. ORMSBY, VICE PRESIDENT OF TECHNOLOGY AND FOUNDER. Mr. Ormsby co-founded the Company in July 1986 with Mr. Chase and served as the Company's Vice President of Engineering until June 1996. In June 1996, he was elected as the Company's Vice President of Technology. Mr. Ormsby has over 30 years experience in design, development and marketing of high technology systems. Mr. Ormsby was formerly with GCA Corporation, a company that was a semiconductor equipment manufacturer, in the position of Chief Engineer, Technology Division. Mr. Ormsby has a Bachelor of Science degree in Mechanical Engineering from the Cooper Union for the Advancement of Science and Art and a Master of Science degree in Engineering from Northeastern University.

         ALBERT E. TOBEY, VICE PRESIDENT OF OPERATIONS AND ASSISTANT SECRETARY. Since joining the Company in June 1988, Mr. Tobey has served as its Vice President of Operations with responsibility for manufacturing operations. Mr. Tobey has over 30 years experience in engineering as a system designer and in various management positions both in engineering and manufacturing. Mr. Tobey served as the Principal Engineer - RTOS Program at AVCO Systems ("AVCO"), a defense contractor, and worked for over 19 years with AVCO, advancing from an electronics technician to a senior systems engineer. His primary positions at AVCO were in telemetry and instrumentation systems. Mr. Tobey received his
Bachelor  of  Science  degree  in  Electrical   Engineering  from   Northeastern
University.

         In July 1996, the Company entered into employment agreements with Messrs. Chase, Boudour, Ormsby and Tobey. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

                                LEGAL PROCEEDINGS

          On August 6, 1998, K. Andrew Bernal, a beneficial owner of approximately 9.7% of the issued and outstanding Common Stock of the Company, filed a civil lawsuit against the Company and Eric T. Chase, individually, as a director of the Company and as the trustee of the QC Optics Voting Trust (the "Voting Trust"). The suit alleges violations of federal and state securities laws, breach of contract, fraud and other claims relating to Mr. Bernal's shares of Common Stock held in the Voting Trust. Mr. Bernal is seeking the release of his shares from the Voting Trust as well as monetary and punitive damages. The Company believes that Mr. Bernal's claims are without merit, intends to vigorously defend the suit and has filed a motion to dismiss the claims.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth, as of April 20, 1999, the ownership of the Company's Common Stock by (i) each person who is known by the Company to own of record or beneficially more than 5% of the Company's Common Stock; (ii) each of the Company's directors; (iii) each executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name and Address of                                  Number of Shares of Common                    Percentage
Beneficial Owner(1)                                   Stock Beneficially Owned                     of Class(2)
-------------------                                 ---------------------------                    -----------
QC Optics, Inc. Voting Trust (3)..................            1,347,613                                41.6%

Kobe Steel USA Holdings, Inc......................              802,387                                24.7%

Eric T. Chase (3) (4).............................            1,354,755                                41.7%

K. Andrew Bernal (3)..............................              314,754                                 9.7%

Jay L. Ormsby (3) (5).............................              168,389                                 5.2%

Albert E. Tobey (3) (6)...........................               84,191                                 2.6%

Abdu Boudour (3) (7)..............................               83,471                                 2.6%

Allan Berman (8)..................................                7,500                                    *

John M. Tarrh (9).................................               11,250                                    *

All Directors and Executive Officers as a group
     (7 people) (3) (4) (5) (6) (7) (8)
     (9) (10).....................................            1,389,795                                42.3%

--------------------------------
*        Less than 1%

(1) The address for all of these individuals, except for Kobe Steel USA Holdings, Inc. ("Kobe") and K. Andrew Bernal, is c/o QC Optics, Inc., 46 Jonspin Road, Wilmington, Massachusetts 01887. The address for Kobe is 535 Madison Avenue, New York, New York 10022. The address for Mr. Bernal is 9850 North 73rd Street, #1006, Scottsdale, Arizona 85258.

(2) The number of shares of Common Stock issued and outstanding on April 20, 1999 were 3,242,500. Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days from April 20, 1999 pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3) Eric T. Chase is the sole voting trustee of the QC Optics Voting Trust (the "Voting Trust"). The stockholders participating in the Voting Trust and the number of their shares subject to the Voting Trust are as follows: Eric T. Chase - 634,517 shares; Karl Andrew Bernal - 314,754 shares; Jay L. Ormsby - 162,599 shares; John R. Freeman - 78,581; Albert E. Tobey - 78,581 shares; Abdu Boudour - 78,581 shares.


(4) Includes 1,347,613 shares subject to the Voting Trust for which Mr. Chase is the sole voting trustee and includes 100 shares of Common Stock owned by Mr. Chase. Also includes (i) 100 shares of Common Stock issuable upon the exercise of a warrant at an exercise price of $7.80 per share, which expires on October 23, 2001; (ii) 5,292 shares of Common Stock issuable upon the exercise of an option at an exercise price of $1.313 per share, which expires on June 19, 2006; and (iii) 1,650 shares of Common Stock upon the exercise of an option to purchase 5,000 shares of Common Stock at an exercise price of $1.313 per share, which expires on January 21, 2008 and vests in three equal installments over a three year period commencing on January 22, 1999. The options set forth in (ii) and (iii) above were repriced in October 1998 from $3.625 to $1.313 per share.

(5) Includes (i) 4,140 shares of Common Stock issuable upon the exercise of an option at an exercise price of $1.313 per share, which expires on June 19, 2006; and (ii) 1,650 shares of Common Stock issuable upon the exercise of an option to purchase 5,000 shares of Common Stock at an exercise price of $1.313 per share, which expires on January 21, 2008 and vests in three equal installments over a three year period commencing on January 22, 1999. The options set forth in (i) and (ii) above were repriced in October 1998 from $3.625 to $1.313 per share.

(6) Includes (i) 3,960 shares of Common Stock issuable upon the exercise of an option at an exercise price of $1.313 per share, which expires on June 19, 2006; and (ii) 1,650 shares of Common Stock issuable upon the exercise of an option to purchase 5,000 shares of Common Stock at an exercise price of $1.313 per share, which expires on January 21, 2008 and vests in three equal installments over a three year period commencing on January 22, 1999. The options set forth in (i) and (ii) above were repriced in October 1998 from $3.625 to $1.313 per share.

(7) Includes (i) 3,240 shares of Common Stock issuable upon the exercise of an option at an exercise price of $1.313 per share, which expires on June 19, 2006; and (ii) 1,650 shares of Common Stock issuable upon the exercise of an option to purchase 5,000 shares of Common Stock at an exercise price of $1.313 per share, which expires on January 21, 2008 and vests in three equal installments over a three year period commencing on January 22, 1999. The options set forth in (i) and (ii) above were repriced in October 1998 from $3.625 to $1.313 per share

(8) Includes 7,500 shares of Common Stock issuable upon the exercise of an option to purchase 15,000 shares of the Company's Common Stock at an exercise price of $3.25 per share. The option expires on June 10, 2007 and vests in sixteen (16) equal installments over a period of four years commencing July 1, 1997.

(9) Includes 11,250 shares of Common Stock issuable upon the exercise of an option to purchase 15,000 shares of the Company's Common Stock at an exercise price of $3.625 per share. The option expires on June 17, 2006 and vests in 16 equal installments over a period of four years commencing July 1, 1996.

(10) Excludes an option owned by Mr. Richard C. Allard, the Company's Vice President of Finance, to purchase 5,000 shares of the Company's Common Stock at an exercise price of $1.313 per share. The option expires on October 15, 2008 and vests in three equal installments over a three year period commencing on October 16, 1999.

                     COMPENSATION OF OFFICERS AND DIRECTORS


EXECUTIVE COMPENSATION

         The following table sets forth information concerning the annual and long-term compensation for services rendered to the Company for the fiscal years ended December 31, 1998, 1997 and 1996 ("Fiscal 1996") of those persons who were at December 31, 1998: (i) the chief executive officer of the Company; and (ii) each other executive officer of the Company whose annual compensation exceeded $100,000 (collectively, the "Named Executive Officers").


                                            Summary Compensation Table

                                                                                                          Long Term
                                                                                                        Compensation
                                                   Annual Compensation                                     Awards
                                                  ---------------------                                 ------------
                     (a)                                  (b)        (c)        (d)         (e)              (f)
                                                                                                         Securities
                                                                                                         Underlying
Name and                                                                                 Other Annual      Options      All Other
Position                                                  Year     Salary(1)    Bonus   Compensation(2)      (#)     Compensation(3)
--------                                                  ----     ---------    -----   ---------------  ----------  ---------------
Eric T. Chase.....................................        1998     $153,000     $-0-     $   -0-            5,000         $7,647
   Chief Executive Officer, President                     1997     $147,000     $-0-     $   -0-             -0-          $7,350
   and Chairman of the Board                              1996     $140,215     $-0-     $  3,462           5,292         $6,978

Jay L.Ormsby..............................                1998     $119,500     $-0-     $   -0-            5,000         $5,972
    Vice President of Technology                          1997     $114,500     $-0-     $   -0-             -0-          $5,725
                                                          1996     $112,000     $-0-     $   -0-            4,140         $5,582

Albert E. Tobey..................................         1998     $115,500     $-0-     $   -0-            5,000         $5,771
    Vice President of Operations                          1997     $110,300     $-0-     $   -0-             -0-          $5,515
                                                          1996     $107,000     $-0-     $   -0-            3,960         $5,372

Abdu Boudour...........................                   1998     $110,000     $-0-     $   -0-            5,000         $5,494
   Senior Vice President of                               1997     $100,000     $-0-     $   -0-             -0-          $4,729
   Customer Operations                                    1996    $  90,000     $-0-     $   -0-            3,240         $4,346



(1) Amounts shown indicate cash compensation earned and received by executive officers. Effective January 1, 1998, the Company increased the salaries of Messrs. Chase, Ormsby, Tobey and Boudour to $153,000, $119,500, $115,500 and $110,000 respectively. See "Employment Contracts, Termination of Employment and Change in Control Arrangements." Executive officers participate in group health and other benefits generally available to all employees of the Company.

(2) Through July 21, 1996, the Company provided a bi-weekly automobile allowance of $230.77 for Mr. Chase.

(3) Amounts shown represent the Company's matching contributions and profit sharing contributions made under its 401(k) plan on behalf of each named executive officer.


                                                   Stock Options

         The following table sets forth information concerning individual grants of stock options to purchase the Company's Common Stock made to the Named Executive Officers during Fiscal 1998.


                                         OPTION GRANTS IN LAST FISCAL YEAR
                                                (INDIVIDUAL GRANTS)

         (a)                                (b)               (c)               (d)            (e)

                                        Number of         % of Total
                                        Securities         Options
                                        Underlying        Granted to
                                        Options           Employees         Exercise
         Name                           Granted           in Fiscal         Price            Expiration
                                        (#) (1)           Year (2)          ($/share) (3)    Date
        -----                           ----------       -----------       --------------    ----------
Eric T. Chase..........                   5,000            15.2%             $1.313           01/21/08
Jay L. Ormsby.........                    5,000            15.2%             $1.313           01/21/08
Albert E. Tobey.......                    5,000            15.2%             $1.313           01/21/08
Abdu Boudour.........                     5,000            15.2%             $1.313           01/21/08


(1) Each of these options to purchase Common Stock was granted on January 22, 1998 and vests in three equal installments over a three year period commencing January 22, 1999.

(2) In Fiscal 1998, options to purchase a total of 33,000 shares of Common Stock were granted to employees of the Company, including executive officers.

(3) These options were repriced in October 1998 from $3.625 to $1.313 per share. See "Compensation Committee Report on Repricing of Options."

     The following table sets forth the value of the Named Executive Officers' outstanding stock options held as of the end of Fiscal 1998. None of the Named Executive Officers exercised any stock options during Fiscal 1998.

                                           FISCAL YEAR-END OPTION VALUES

                                          Number of Securities
                                        Underlying Unexercised                     Value of Unexercised
                                           Options at Fiscal                        In-the-Money Options
                                            Year-End (#)(1)                      at Fiscal Year-End($)(2)(3)
                                        ----------------------                   ---------------------------
                                    Exercisable      Unexercisable              Exercisable      Unexercisable
                                    -----------      -------------              -----------      -------------
Eric T. Chase...................       3,492            6,800                     $862.52         $1,679.60
Jay L. Ormsby...................       2,732            6,408                     $674.80         $1,582.78
Albert E. Tobey.................       2,614            6,346                     $645.66         $1,567.46
Abdu Boudour....................       2,138            6,102                     $528.09         $1,507.19



(1)      See "Summary Compensation Table."

(2) In-the-Money options are those options for which the fair market value of the underlying Common Stock is greater than the exercise price of the option.

(3) The value of the unexercised options is determined by multiplying the number of options held by the difference in the fair market value of the Common Stock underlying the options at the end of Fiscal 1998 (as determined by the closing price as reported by AMEX, which was $1.56 per share on December 31, 1998) and the exercise price of the options granted.


              COMPENSATION COMMITTEE REPORT ON REPRICING OF OPTIONS

         The Company's 1996 Stock Option Plan was established as an employment incentive to retain the persons necessary for the development and financial success of the Company. As a result of the decrease in the market price of the Company's shares during the preceding year and recognizing that previously granted stock options had lost much of their value in motivating employees, including the Named Executive Officers, to remain with the Company and share in its overall financial goals, the Compensation Committee of the Board of Directors, in January and October 1998, pursuant to the authority granted under the Company's 1996 Stock Option Plan, voted to reprice certain options. In January 1998, employees of the Company, including the Named Executive Officers, holding options to purchase shares with an exercise price greater than $4.00 per share were allowed to exchange those options for substitute options having an exercise price of $3.625 per share. In October 1998, employees of the Company, including the Named Executive Officers, holding options to purchase shares with an exercise price greater than $3.50 per share were allowed to exchange those options for substitute options having an exercise price of $1.313 per share. Directors holding options with exercise prices of greater than $4.00 were offered the opportunity to exchange their options in connection with the January repricing only. Options for a total of 46,732 and 106,240 shares were surrendered by employees and directors and exchanged for new options at the new option exercise price for the January and October repricings, respectively. With the exception of the decrease in the per share exercise price, all other terms of the previously granted options, including original vesting provisions, remained unchanged. By repricing the existing options granted under the 1996 Stock Option Plan, the Company intends to reward key employees, including the Named Executive Officers, holding such options for their contribution to the Company.

                                                        Allan Berman
                                                        John M. Tarrh


COMPENSATION OF DIRECTORS

         Each of the Company's non-management and non-affiliated directors, Messrs. Berman and Tarrh, receives a fee of $1,000 per meeting plus out-of-pocket expenses. Messrs. Berman and Tarrh each received $4,000 in Fiscal 1998. Mr. Tarrh received an option under the Company's 1996 Formula Stock Option Plan to purchase 15,000 shares of the Company's Common Stock at an exercise price of $3.625 per share. These options expire on June 17, 2006 and vest in 16 equal installments over a period of four years commencing July 1, 1996. Mr. Berman also received an option under the Company's 1996 Formula Stock Option Plan to purchase 15,000 shares of the Company's Common Stock at an exercise price of $3.25 per share. These options expire on June 10, 2007 and vest in 16 equal installments over a period of four years commencing July 1, 1997.


EMPLOYMENT   CONTRACTS,   TERMINATION   OF  EMPLOYMENT   AND   CHANGE-IN-CONTROL
ARRANGEMENTS

         Effective as of July 1, 1996, the Company entered into employment and non-competition agreements (the "Agreements") with each of Eric T. Chase, Jay L. Ormsby, Albert E. Tobey and Abdu Boudour. Eric T. Chase's and Jay L. Ormsby's Agreements currently provide for annual base salaries of $153,000 and $119,500, respectively, and expire on June 30, 1999. Albert E. Tobey's and Abdu Boudour's Agreements currently provide for annual base salaries of $115,500 and $110,000, respectively, and expire on December 31, 1999. The Agreements provide for successive one-year renewals after the initial term. Each officer is eligible to receive a bonus if the Company attains certain strategic milestones. The Agreements also provide for vacation, insurance, participation in the Company's 401(k) plan, and certain other benefits as may be determined by the Compensation Committee or the Company's Board of Directors. Each individual is entitled to receive benefits offered to the Company's employees generally. Each individual is also entitled to receive severance in the event his employment is terminated by the Company without cause (the "Severance Benefits"). The Severance Benefits are equal to the individual's current annual base salary in Eric T. Chase's and Jay L. Ormsby's Agreements and six (6) months of the individual's current annual base salary in Albert E. Tobey's and Abdu Boudour's Agreements.

         In the event of a Change in Control in the Company, each individual will receive severance payments as provided in the Agreements. A Change in Control is defined generally as: the acquisition by an individual, entity or group of beneficial ownership of 25% or more of the outstanding shares of Common Stock; unapproved changes in the Board of Directors; tender offers to acquire any of the Common Stock; certain reorganizations, mergers or consolidations; a complete or substantial liquidation or dissolution of the Company; or the sale or disposition of all or substantially all of the assets of the Company.

         In the event of a Change in Control during the term of an Agreement or any renewal or extension thereof and provided the individual remains employed by the Company for a period of twelve months from the date of the Change in Control, the individual will receive, at the one-year anniversary of the Change in Control, a supplemental amount in a lump sum, irrespective of whether he thereafter actually terminates employment with the Company. The lump sum is equal to the individual's annual Base Salary immediately preceding the Change in Control in Eric T. Chase's and Jay L. Ormsby's Agreements and six (6) months of the individual's annual Base Salary immediately preceding the Change in Control in Albert E. Tobey's and Abdu Boudour's Agreements. In the event of the actual termination of an individual's employment contemporaneous with or following a Change in Control, except (i) because of the individual's death, (ii) by the Company for cause or disability (as defined in the employment agreement), or
(iii) by the individual other than for good reason (as defined in the employment agreement) the individual shall be entitled to receive an amount equal to 299% of the individual's annual Base Salary immediately preceding the Change in Control in Eric T. Chase's and Jay L. Ormsby's Agreements and 150% of the individual's annual Base Salary immediately preceding the Change in Control in Albert E. Tobey's and Abdu Boudour's Agreements. Certain additional provisions also apply.

         Each Agreement also contains non-competition provisions for a period of two (2) years following termination, a confidentiality provision and an ownership provision in the Company's favor for techniques, discoveries and inventions arising during the term of employment.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) ("Section 16(a)") of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock, to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC") and any national securities exchange on which the Company's securities are registered. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent (10%) beneficial owners during Fiscal 1998 were compiled with.

                                 PROPOSAL NO. 2

                 ACCOUNTING MATTERS AND RATIFICATION OF AUDITORS

         The persons named in the enclosed proxy will vote to ratify the selection of Arthur Andersen LLP as independent auditors for the fiscal year ending December 31, 1999. The Board proposes that the stockholders ratify this appointment, although such ratification is not required under Delaware law or the Company's Certificate of Incorporation or Bylaws, each as amended. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of stockholders, and will have the opportunity to make a statement and answer questions from stockholders if he or she so desires.

         The affirmative vote of a majority of the shares present or represented and voting at the Annual Meeting is required to ratify the appointment of the independent auditors.

         In the event that the ratification of the appointment of Arthur Andersen LLP as the independent auditors for the Company is not obtained at the Annual Meeting, the Board of Directors will reconsider its appointment.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.


                            VOTING AT ANNUAL MEETING

         The Board of Directors has fixed Tuesday, April 20, 1999, as the record date for the determination of stockholders entitled to vote at this Annual Meeting. At the close of business on that date, there were outstanding and entitled to vote 3,242,500 shares of Common Stock.

                             SOLICITATION OF PROXIES

         The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, officers and employees of the Company may solicit in person or by telephone. The Company may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.


                               REVOCATION OF PROXY

         Subject to the terms and conditions set forth herein, all proxies received by the Company will be effective, notwithstanding any transfer of the shares to which such proxies relate, unless prior to the Annual Meeting the Company receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The Notice of Revocation must indicate the certificate number or numbers of the shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).


                              STOCKHOLDER PROPOSALS

         In order to be included in proxy material for the 2000 Annual Meeting, tentatively scheduled for June 12, 2000, stockholders' proposed resolutions must be received by the Company on or before December 28, 1999. To be considered for presentation at the 2000 Annual Meeting, although not included in the proxy statement, proposals must be received no earlier than March 12, 2000 and no later than April 11, 2000. The Company suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Company.


                          ANNUAL REPORT ON FORM 10-KSB

         THE COMPANY IS PROVIDING TO EACH STOCKHOLDER, TOGETHER WITH THIS PROXY STATEMENT WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB (OTHER THAN EXHIBITS THERETO), INCLUDING THE FINANCIAL STATEMENTS FOR THE COMPANY'S MOST RECENT FISCAL YEAR ENDED DECEMBER 31, 1998.

                                  MISCELLANEOUS

         Management does not know of any other matters that may come before this Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.




                                             By Order of the Board of Directors



                                             Marguerite J. Hill
                                             Secretary

Wilmington, Massachusetts
April 26, 1999


         MANAGEMENT HOPES THAT THE STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                 QC OPTICS, INC.

      THIS PROXY IS BEING SOLICITED BY QC OPTICS, INC.'S BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April 26, 1999 in connection with the Annual Meeting to be held at 10:00 a.m. on Thursday, June 10, 1999 at Holiday Inn Tewksbury/Andover, Four Highwood Drive, Tewksbury, Massachusetts 01876 and hereby appoints Abdu Boudour and Marguerite J. Hill, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of QC Optics, Inc. (the "Company") registered in the name provided herein which the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of Directors and FOR Proposal 2.

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate)

Nominee: Eric T. Chase

SEE REVERSE SIDE FOR BOTH PROPOSALS. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

                               (SEE REVERSE SIDE)

                    [X] Please mark votes as in this example.


         The Board of Directors recommends a vote FOR Proposals 1and 2.

         1.  Election of Directors (See reverse).
            [ ] FOR                           [ ] WITHHELD





         2. Proposal to ratify and confirm the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.

        [ ] FOR                     [ ] AGAINST                    [ ] ABSTAIN



                                   Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



                            Signature:___________________________ Date _________


                            Signature:___________________________ Date _________